UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2025

TELOMIR PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-41952	87-2606031
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 SE 2nd St, Suite 2000, #1009

Miami, Florida
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (786) 396-6723

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	TELO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 below is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 5.02 below is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(b). Resignation of Principal Officer

Effective May 16, 2025, Michelle Yanez and the Company mutually agreed to release Ms. Yanez from her position as Chief Financial Officer, Treasurer and Secretary of Telomir Pharmaceuticals, Inc. (the “Company”), effective on that date. Ms. Yanez’s resignation was a mutual separation from the Company and was not based on any disagreement with the Company.

5.02(c). Appointment of Principal Officer

Effective May 15, 2025, the Company appointed Alan Weichselbaum as the Chief Financial Officer of the Company.

Alan Weichselbaum, CPA, MBA, 61, Chief Financial Officer of the Company since May 2025, brings over 30 years of experience in corporate finance, capital markets, and strategic advisory across multiple industries. He plays a key leadership role in advancing the financial and strategic objectives of both companies as they pursue growth through drug development, licensing, and potential M&A opportunities.

Mr. Weichselbaum has served as the Chief Financial Officer of MIRA Pharmaceuticals, Inc. since May 2025. Additionally, since 2015, Mr. Weichselbaum has served as a director of FinWise Bancorp (Nasdaq: FINW), providing oversight and strategic direction to the publicly traded financial institution. In 2011, he founded The Wexus Group, an outsourced CFO advisory firm that partners with small and mid-sized companies to support growth, capital structuring, and exit strategies across various sectors.

From 1995 to 2010, he held senior roles on Wall Street, where he served as an equity analyst, managed two hedge funds, and was Chief Executive Officer of a boutique brokerage firm. His capital markets expertise and experience leading institutional transactions have positioned him as a trusted advisor in both public and private markets.

Earlier in his career, Mr. Weichselbaum was Manager of Budgeting and Financial Analysis at Philip Morris Capital Corporation. He began his professional journey at Price Waterhouse in 1985, working in the firm’s small business division before pursuing graduate studies.

Mr. Weichselbaum earned his MBA in Finance from New York University and is a Certified Public Accountant licensed in the State of New York. His deep financial acumen, combined with extensive experience in investor relations, capital formation, and M&A, makes him a vital member of the executive leadership at Telomir Pharmaceuticals, Inc.

There is no arrangement or understanding between Mr. Weichselbaum and any other persons pursuant to which Mr. Weichselbaum was appointed to his position. There are no family relationships between Mr. Weichselbaum and any of the Company’s officers or directors. Other than as described below, there are no other transactions to which the Company or any of its subsidiaries is a party in which Mr. Weichselbaum has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

In connection with Alan Weichselbaum’s appointment as the Company’s Chief Financial Officer, on May 15, 2025, the Company entered into an Employment Agreement (the “Employment Agreement”) with Mr. Weichselbaum to serve as chief financial officer of the Company beginning on May 19, 2025 (the “Start Date”). Under the Employment Agreement, Mr. Weichselbaum will receive an annual salary of $60,000 and is also eligible to receive up to 50,000 option to purchase shares of the Company’s Common Stock (the “Options”). Twenty-five thousand (25,000) of the Options will vest six (6) months following the Start Date, and twenty-five thousand (25,000) of the Option will vest twelve (12) months following the Start Date, subject to Mr. Weichselbaum’s continued employment by the Company on each such vesting date. Mr. Weichselbaum’s employment with the Company is on an at-will basis, and either he or the Company may terminate the Employment Agreement at any time and for any reason.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
10.1	Employment Agreement, dated May 15, 2025, between Telomir Pharmaceuticals, Inc. and Alan Weichselbaum.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELOMIR PHARMACUTICALS, INC.

Dated: May 21, 2025	By:	/s/ Erez Aminov
	Name:	Erez Aminov
	Title:	Chief Executive Officer